Exhibit 99.2

AMENDED AND RESTATED
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF SONUS NETWORKS, INC.

I.                                       PURPOSES.

The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) for the purposes of (a) discharging the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer and other executive officers, (b) administering the Company’s equity-based compensation plans and (c) reviewing the disclosures in Compensation Discussion and Analysis and producing an annual compensation committee report for inclusion in the Company’s proxy statement.

II.                                   COMPOSITION.

The Committee shall be composed of at least two members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules of the National Association of Securities Dealers’ Nasdaq Stock Market (“Nasdaq”).  Notwithstanding the foregoing, the Committee may have as one of its members a “non-independent director” who is not a current officer or employee or a family member of a current officer or employee, for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of Nasdaq.  The members of the Committee and the Chairperson shall serve at the pleasure of the Board.  A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board.  The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.                               MEETINGS AND OPERATIONS.

The Committee shall meet as often as necessary, but at least twice each year, to enable it to fulfill its responsibilities.  The Committee shall meet at the call of its Chairperson.  The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting.  The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company.  Any member of the Board shall be provided with copies of such Committee minutes if requested.  The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.                              RESPONSIBILITIES.

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility includes the following:

A.                                   Chief Executive Officer Compensation and Evaluation

(i)                                   To (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, and (b) annually evaluate such performance in light of the goals and objectives established; and

(ii)                                To review, at least annually, and set the base salary and annual and longterm incentive compensation of the Chief Executive Officer.

B.                                     Other Executive Officers Compensation and Evaluations

(i)                                   To (a) review and approve goals and objectives relevant to the other executive officers’ compensation package, (b) annually evaluate such performance in light of the goals and objectives established; and

(ii)                                To review, at least annually, and set the base salary and annual and longterm incentive compensation of the executive officers.

C.                                     Succession Planning Review

To assist the Board in reviewing the Company’s senior management development and succession planning.  The Committee shall periodically review the Company’s process for education, development, and orderly succession of executive officers and shall conduct a review, on at least an annual basis, of senior management (generally at least the Chief Executive Officer and the direct reports to the Chief Executive Officer) and their succession potential and provide guidance to management as to short-term succession if all or certain of these senior officers should be unable to perform their duties.  The Committee shall report the summary results of this review to the Board at least annually and will consider the succession planning review in connection with the Compensation Committee’s annual executive officer evaluation and compensation review.

In discharging the responsibilities set forth under this Section IV.A and B, the Committee shall determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to incentive compensation.  Performance factors may include any or all of the following: bookings, revenue; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital and components thereof; return on equity or average stockholders’ equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; stock price; earnings per share; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one ore more of the foregoing over a specified period.  The performance factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof.  The Committee also may consider remuneration given to the Chief Executive Officer and each other executive officer in the past and comparative and competitive compensation and benefit performance levels.  The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (e.g., IRS Rule 162(m)).

In discharging the responsibilities set forth under this Section IV.B, the Committee shall seek the input and recommendations of the Chief Executive Officer.

D.                                    Incentive-Compensation and Equity-Based Plans

(i)                                   To review and to make periodic recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans;

(ii)                                To review and adopt, and to recommend to the Board (and for stockholder approval where required by applicable law, the Company’s Certificate of Incorporation or Bylaws) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits and interpreting the terms of such plans, however, the Committee shall not be authorized to amend any such plan without express authorization by a plan or resolution of the Board; and

(iii)                             To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and other members of senior management.

In discharging the responsibilities set forth under Sections IV.A, B and C, the Committee may consider the recruitment, development, promotion, retention and compensation of senior executives and other employees of the Company and any other factors it deems appropriate.

E.                                      Other Duties

(i)                                   To prepare an annual executive compensation report for the stockholders of the Company in accordance with the rules and regulations of the United States Securities and Exchange Commission;

(ii)                                To review and consider recommendations with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate;

(iii)                             To periodically review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

(iv)                            To perform such other duties as the Board may assign to the Committee.

V.                                  AUTHORITY.

The Committee shall have the authority and sufficient funding to retain independent counsel or other consultants (without seeking Board approval) to advise and assist the Committee.  The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies.  The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any independent counsel or other consultant.  The Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.  The Committee shall meet without the presence of executive officers when approving or deliberating on the compensation of the Chief Executive Officer but may, in its discretion, invite the Chief Executive Officer to be present during the review of other executive officer compensation.

VI.                              MISCELLANEOUS.

Nothing contained in this charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee.  The purposes and responsibilities outlined in this charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Compensation Committee and approved by the Board of Directors on March 26, 2009.